INDEPENDENT AUDITORS' CONSENT
We consent to the incorporation by reference in Registration Statement No. 33-1272 of Zions Cooperative Mercantile Institution on Form S-8 of our reports dated April 19, 1999, appearing in this Annual Report on Form 10-K/A, Amendment No. 2 of Zions Cooperative Mercantile Institution for the year ended January 30, 1999.

/s/ Deloitte & Touche LLP
Salt Lake City, Utah
October 6, 1999